SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 2, 1999

                           SpectraSite Holdings, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)


               0-27217                          56-2027322
            -------------                   -------------------
        (Commission File Number)     (I.R.S. Employer Identification Number)


          8000 Regency Parkway
          Cary, North Carolina                       27511
      ------------------------------------        ------------
    (Address of principal executive offices)       (Zip Code)


                                 (919) 468-0112
                             -----------------------
              (Registrant's telephone number, including area code)

Item 2.        Acquisition or Disposition of Assets.

     On September 2, 1999, SpectraSite Holdings, Inc. completed the acquisition of Westower Corporation. A copy of SpectraSite's press release announcing the consummation of the Westower transaction is being filed as Exhibit 99.1 with this report.

     The Westower acquisition was structured as a merger of Westower with W Acquisition Corp., a wholly owned subsidiary of SpectraSite Holdings, with Westower as the surviving corporation. Westower stockholders, which consisted of various individual and institutional investors, received 1.81 shares of SpectraSite common stock for each share of Westower common stock. In connection with the merger, SpectraSite repaid approximately $70 million of outstanding Westower indebtedness with cash-on-hand.

     As part of the merger, SpectraSite appointed Calvin J. Payne as Executive Vice President-Design and Construction and a director of SpectraSite Holdings. Mr. Payne was the founder and had been Chief Executive Officer of Westower.

     In addition prior to the Westower merger, the stockholders of SpectraSite approved an increase in the authorized shares of common stock to 300,000,000. SpectraSite also increased the aggregate number of shares of common stock available for grant under its stock incentive plan to 10,000,000.


Item 5.        Other Events

     SpectraSite's exchange offers for its outstanding 12% senior discount notes due 2008 and its 11 1/4% senior discount notes due 2009 expired at 5:00 p.m. on September 15, 1999. All of the outstanding 2008 notes and all of the outstanding 2009 notes were tendered in the exchange offers. A copy of SpectraSite's press release announcing the consummation of the exchange offers is being filed as
Exhibit 99.2 with this report.

Item 7.        Financial Statements and Exhibits.

         (a)   Financial statements of business acquired.

               Unaudited financial statements for the period ended June 30, 1999 and 1998 were previously filed by Westower on Form 10-Q (File No. 1-13491). Westower's audited financial statements as of September 30, 1998 and for the seven months then ended and as of February 28, 1998 and February 28, 1997 and for the three years ended February 28, 1998 were previously filed with SpectraSite's registration statement on Form S-4 (File No. 333-84857)

          (b) Pro forma financial information.

               Pro forma financial statements reflecting the acquisition of Westower as of and for the six months ended June 30, 1999 and for the year ended December 31, 1998 are being filed with this report beginning on page P-1.

         (c)   Exhibits.

               2.1 Agreement and Plan of Merger, dated as of May 15, 1999, among Westower Corporation, SpectraSite Holdings, Inc. and W Acquisition Corp. (incorporated by reference to Exhibit 2.3 of SpectraSite's registration statement on Form S-4 (File No. 333-84857).

               3.1 Amendment No. 1 to the Amended and Restated Certificate of Incorporation of SpectraSite Holdings, Inc.

               10.1 Employment Agreement, dated as of September 2, 1999, with Calvin J. Payne.

               10.2 First Amendment to Credit Agreement, dated as of August 23, 1999, by and among SpectraSite Communications, Inc., SpectraSite Holdings, Inc., CIBC World Markets Corp., Credit Suisse First Boston and the other parties thereto.

               99.1    Press Release dated September 2, 1999

               99.2    Press Release dated September 15, 1999

                       UNAUDITED PRO FORMA FINANCIAL DATA

General

     The unaudited pro forma financial data are based on the historical financial statements of SpectraSite Holdings, Inc. and Westower Corporation and the adjustments described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what SpectraSite's, Westower's or the combined entity's financial position or results of operations would actually have been if the transactions had in fact occurred on the dates indicated and are not necessarily representative of SpectraSite's financial position or results of operations at any future date or for any future period.

SpectraSite

     The following unaudited pro forma consolidated financial data present the post-merger unaudited pro forma consolidated balance sheet of SpectraSite as of June 30, 1999 and both the pre-merger and post-merger unaudited pro forma consolidated statements of operations of SpectraSite for the year ended December 31, 1998 and for the six months ended June 30, 1999. The SpectraSite pro forma column and the Westower pro forma column presented in the post-merger SpectraSite unaudited pro forma consolidated statements of operations for the six months ended June 30, 1999 and for the twelve months ended December 31, 1998 are derived from the pre-merger SpectraSite and Westower pro forma consolidated statements of operations for the corresponding periods. The post-merger unaudited pro forma consolidated balance sheet data reflects the Westower merger as if it had occurred on June 30, 1999. The unaudited pro forma consolidated statement of operations data give effect to the following transactions as if they had occurred on January 1, 1998:

o    the issuance and sale of SpectraSite's 12% senior discount notes due 2008;

o the acquisition of 2,000 communications towers from Nextel, the leaseback of antenna space by Nextel and SpectraSite's exclusive agreement to acquire or construct 1,700 additional sites for Nextel;

o    the issuance and sale of SpectraSite's 11 1/4% senior discount notes due
     2009;

o    the issuance and sale of SpectraSite's Series C preferred stock;

o    initial borrowings under SpectraSite's credit facility;

o the acquisition of 45 towers from Airadigm and the release of escrowed funds to SpectraSite; and

o    the consummation of the merger with Westower.

     Certain of the data presented in the "Nextel" columns to the unaudited pro forma statements of operations of SpectraSite are estimates provided by Nextel. Neither SpectraSite's independent accountants, Nextel's independent accountants nor Westower's independent accountants have audited or otherwise tested this data.

     The acquisition of tower assets from Nextel and the leaseback of antenna space by Nextel are presented as if the purchase of assets had occurred on January 1, 1998. Adjustments for revenue are based on the terms of the master site lease agreement and on historical co-location revenues. Adjustments to costs of operations consist of direct operating expenses, which include ground lease payments, historical routine maintenance costs and property taxes associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of the towers. Ground leases are non-cancelable operating leases, generally for terms of five years and include options for renewal, and pro forma ground lease expense is based on executed ground leases. Nextel has leased space on each of the 2,000 towers we acquired, primarily for five-year terms with options for renewal. The pro forma minimum ground lease expenses and minimum rental income for these leases assuming the transaction occurred and the related leases commenced January 1, 1998 are as follows:


                                  Ground Lease Expense    Rental Income
                                  -------------------------------------
                                           (dollars in thousands)
               1998.........           $ 17,648            $ 40,766
               1999.........             17,648              40,766
               2000.........             17,648              40,766
               2001.........             17,648              40,766
               2002.........             17,648              40,766
                                       --------            --------
                         Total         $ 88,240            $203,830
                                       ========            ========

     The acquisition of tower assets from Airadigm and the leaseback of antenna space by Airadigm are presented as if the purchase of assets had occurred on January 1, 1998. Adjustments for revenue are based on the executed tenant lease terms for the Airadigm towers. Cost of revenues represents the cost of the executed ground leases, historical routine maintenance costs and property taxes associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of $11.25 million of the 45 towers. The Airadigm ground leases are non-cancelable operating leases, generally for terms of five years and include options for renewal, and pro forma ground lease expense is based on executed ground leases. Airadigm has leased space on these towers for a five-year term with options for renewal. Airadigm has recently filed for protection under Chapter 11 of the U.S. Bankruptcy Code. We cannot predict the impact of this proceeding on our future results of operations or financial condition. The pro forma minimum ground lease expenses and minimum rental income for these leases assuming the transaction occurred and the related leases commenced January 1, 1998 are as follows:



                                  Ground Lease Expense    Rental Income
                                  -------------------------------------
                                           (dollars in thousands)
               1998.........           $   260              $1,007
               1999.........               260               1,007
               2000.........               260               1,007
               2001.........               260               1,007
               2002.........               260               1,007
                                       -------              ------
                 Total                 $ 1,300              $5,035
                                       =======              ======

Westower

     The following unaudited pro forma consolidated financial data of Westower present the unaudited pro forma consolidated statements of operations of Westower for the twelve months ended December 31, 1998 and the six months ended June 30, 1999. The unaudited consolidated statement of operations data give effect to the following transactions as if they had occurred on January 1, 1998:

o    the acquisition of Cord Communications, Inc.;

o    the acquisition of Summit Communications, LLC; and

o the acquisition of communications towers from Koch Industries, Inc. and its affiliates.

     These statements include pro forma adjustments to reflect the results of operations of Cord and Summit for the period from January 1, 1998 through the dates of acquisition, August 31, 1998 and November 11, 1998, respectively, and give effect to the Koch tower acquisition, which occurred in February 1999, as if this acquisition occurred on January 1, 1998. In addition to the above acquisitions, from March 1, 1998 through June 30, 1999, Westower acquired Jovin Communications, Inc., Acier Filteau, Inc., CNG Communications, Inc., Teletronics Management Services, Inc., Cypress Real Estate Services, Inc. and Telecommunications R. David. These acquisitions, which are included in the historical financial statements of Westower, were not considered significant transactions, individually or in the aggregate, and therefore, were not included in the unaudited pro forma consolidated statement of operations of Westower.

     The acquisition of tower assets from Koch and the leaseback of antenna space by Koch are presented as if the purchase of assets had occurred on January 1, 1998. Adjustments for revenue are based on the executed tenant lease terms for the Koch towers. Adjustments to costs of operations consist of direct operating expenses, which include ground lease payments, estimated routine maintenance costs, property taxes and insurance associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of $17.0 million. The Koch ground leases are non-cancelable operating leases for a term of 49 years, and pro forma ground lease expense is based on executed ground leases. Koch has leased space on these towers for a ten-year term with options for renewal. The pro forma minimum ground lease expenses and minimum rental income for these leases assuming the transaction occurred and the related leases commenced January 1, 1998 are as follows:

                                  Ground Lease Expense    Rental Income
                                  -------------------------------------
                                           (dollars in thousands)
               1998.........           $    439            $  1,364
               1999.........                439               1,364
               2000.........                439               1,364
               2001.........                439               1,364
               2002.........                439               1,364
               Thereafter...             19,322               6,824
                                       --------            --------
                         Total         $ 21,517            $ 13,644
                                       ========            ========

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

                 Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 1999

                                 (in thousands)


                                           SpectraSite   Westower      Merger          SpectraSite
                                           Historical    Historical   Adjustments       Pro Forma
                                           -----------   ----------   -----------      ------------
Assets
Current assets:
  Cash and cash equivalents............     $ 237,393    $   4,204   $  (61,033)(a)  $  171,064
                                                                         (5,000)(b)
                                                                         (4,500)(c)
  Accounts receivable..................         4,037       20,506           -           24,543
  Earnings in excess of billings.......             -        6,758           -            6,758
  Inventory............................             -        3,133           -            3,133
  Related party advances and receivables            -          419           -              419
  Other current assets.................         2,926        1,964           -            4,890
                                               ------        -----      --------         -------
       Total current assets..........         244,356       36,984      (70,533)         210,807
  Property and equipment, net..........       619,544       50,217                       669,761
  Intangible assets....................         7,867       26,992        5,048(a)       212,216
                                                                        169,845(b)
                                                                          2,464(c)
  Deposits...............................      46,460        1,176           -            47,636
  Deferred debt issue costs..............      32,191        2,464       (2,464)(c)       32,191
  Other..................................         825        2,499           -             3,324
                                             --------      -------       -------       ---------
       Total assets..................       $ 951,243    $ 120,332    $  104,360      $1,175,935
                                             ========      =======       =======       =========
  Liabilities and shareholder's equity...
Current liabilities:
  Accounts payable.....................     $   4,653    $   8,374    $  (1,519)(b)   $   11,508
  Accrued and other current liabilities         4,769        1,909           -             6,678
  Billings in excess of costs and
    estimated  earnings...............             -         1,586           -             1,586
  Deferred revenue.....................         3,763          -             -             3,763
  Income taxes payable.................            -         2,450           -             2,450
  Deferred income taxes................            -           395           -               395
  Stockholder advances and notes payable
   to related parties....................          -           154           -               154
  Note payable.........................            -            68           -                68
  Current portion of long-term debt and
   capital lease obligations..........             -         1,576           -             1,576
                                               ------       ------       -------          ------
      Total current liabilities.....           13,185       16,512       (1,519)          28,178
Revolving credit facility and capital
lease obligations........................     150,000       57,059      (55,985)(a)      151,074
Deferred income taxes..................            -         2,977           -             2,977
2008 notes.............................       140,651          -             -           140,651
2009 notes.............................       347,546          -             -           347,546
                                              -------       ------      -------          -------
     Total liabilities.............           651,382       76,548      (57,504)         670,426
Shareholders' equity:
  Common stock.........................             3           85          (69)(b)           19
  Preferred stock (Series A, B and C)..       339,494          -             -           339,494
  Additional paid-in-capital...........         3,792       39,818      165,814 (b)      209,424
  Accumulated other comprehensive income            -         (237)         237 (b)           -
  Retained earnings (accumulated deficit)     (43,428)       4,118       (4,118)(b)      (43,428)
                                              -------       ------      -------          -------
     Total shareholders' equity....           299,861       43,784      161,864          505,509
                                              -------       ------      -------          --------
     Total liabilities
      and shareholders' equity....          $ 951,243    $ 120,332   $  104,360       $1,175,935
                                             ========      =======      =======        =========


    See accompanying notes to unaudited pro forma consolidated balance sheet.

      .

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

             Notes to Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 1999

                    (in thousands, except per share amounts)


(a) Reflects the repayment of Westower's credit facility in the amount of $41,600 and the $19,433 repayment of its $15,000 convertible note, consisting of a carrying value of $14,385 and a premium of $5,048. The premium payment results in an increase in goodwill. Subsequent to June 30, 1999, Westower drew an additional $8,000 on its credit facility.

(b) Reflects the allocation of the $210,648 purchase price, Westower's payment of $4,500 for transaction costs, of which $1,519 was accrued at June 30, 1999, and the elimination of stockholders' equity in the Westower merger. The purchase price consists of the issuance of 15,497,220 shares of SpectraSite common stock valued at $205,648 in the aggregate, or $13.27 per share, and cash paid of $5,000 for transaction costs. The fair value of SpectraSite's common stock is based on the average price of Westower common stock for the three days before closing. The Westower merger closed on September 2, 1999.

(c) Reflects the write-off of $2,464 of unamortized deferred financing costs associated with Westower's credit facility and its $15,000 convertible note. The final effect of this adjustment is an increase in goodwill of SpectraSite.

                      PRE-MERGER SPECTRASITE HOLDINGS, INC.

            Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

                    (in thousands, except per share amounts)




                                                                              Pre-Merger
                                                                              SpectraSite
                                           Historical  Nextel      Airadigm   Pro Forma
                                           ----------  ------      --------   -----------
Revenues:

 Site leasing..........................    $13,014   $  14,954 (a) $    17(g) $  27,985
 Site acquisition......................      4,323           -           -        4,323
                                            ------      ------         ---       ------
 Total revenues........................     17,337      14,954          17       32,308
Cost of operations:
 Site leasing..........................      5,027       6,913 (b)       6(g)    11,946
 Site acquisition......................        893           -           -          893
                                             -----       -----         ---       ------
 Total cost of operations..............      5,920       6,913           6       12,839
Selling, general and administrative
 expenses..............................      9,660           - (c)       -        9,660
Depreciation and amortization..........      9,074      11,808 (d)      14       20,896
Restructuring and other non-recurring
 charges...............................        600           -           -          600
                                            ------      ------         ---       ------
Operating income (loss)................     (7,917)     (3,767)         (3)     (11,687)
Other income (expense):
 Interest income.......................      4,727           -           -        4,727
 Interest expense......................    (28,826)    (20,554) (e)      -      (40,380)
                                                         9,000  (f)
                                            ------      ------         ---       ------
Total other income (expense)..........     (24,099)    (11,554)          -      (35,653)
                                            ------      ------         ---       ------
Net loss...............................   $(32,016) $  (15,321)     $   (3)   $ (47,340)
                                            ======      ======         ===       ======

Net loss................................  ($32,016)
Accretion of redemption value of
 preferred stock........................      (760)
                                           -------
Net loss applicable to common
 shareholders...........................  ($32,776)
                                           ========
Net loss per share:
 Basic and diluted ....................  $  (17.30)
                                            =======

Weighted average number of shares
 of common stock outstanding:
   Basic and diluted ..................      1,895
                                             =====



                  See accompanying notes to unaudited pro forma
                     consolidated statement of operations.

                      PRE-MERGER SPECTRASITE HOLDINGS, INC.

        Notes To Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

                             (dollars in thousands)

(a) Consists of $2,610 of historical co-location revenues received by Nextel prior to the acquisition, which are based on fixed payment lease terms. This information was provided to us by Nextel. Also consists of $12,344 of additional revenues to be recognized by SpectraSite under the terms of the Nextel master site lease agreement.

(b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, historical routine maintenance and property taxes associated with the towers, paid by Nextel prior to the acquisition.

(c) SpectraSite expects that it will incur incremental operating expenses as a result of the Nextel tower acquisition. Such incremental expenses are currently estimated to amount to approximately $875 per quarter. These incremental operating expenses are based upon management's estimates rather than on any contractual obligation; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statements.

(d)  Reflects  the   depreciation  of  the  acquired  towers   calculated  on  a
     straight-line basis over 15 years.

(e) Reflects adjustment to interest expense as if SpectraSite had issued its 11 1/4% senior discount notes due 2009 and had entered into the credit facility on January 1, 1998 as follows:

                 Pro forma interest expense:
                 Interest on 2009 notes at 12.00%...........      $ 13,794
                 Interest on $150,000 term loan.............         3,964
                 Amortization of debt issuance costs........         1,626
                 Commitment fees on unused portion of credit
                 facility........................................    1,170
                                                                    ------
                 Total adjustment...........................      $ 20,554
                                                                    ======

(f) Reflects elimination of a one-time expense related to the issuance of 2.0 million shares of common stock to various parties as consideration for providing a financing commitment related to the Nextel tower acquisition that was not utilized. These shares were valued at $9.0 million.

(g) Reflects the acquisition of one tower from Airadigm, which tower was placed into service on June 30, 1999, and one month of revenue and related expenses for each of the four Airadigm towers placed into service on January 31, 1999.

                      WESTOWER CORPORATION AND SUBSIDIARIES

            Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

                    (in thousands, except per share amounts)

                                           Historical     Koch      Westower
                                           Westower   Adjustments  Pro Forma
                                           ---------  -----------  ---------
Revenues:
 Site leasing..........................     $    700     $ 227(a)  $     927
 Site construction.....................       42,767         -        42,767
                                              ------       ---        ------
 Total revenues........................       43,467       227        43,694
Cost of operations:
 Site leasing..........................          232       123(b)        355
 Site construction.....................       30,042         -        30,042
                                              ------       ---        ------
 Total cost of operations..............       30,274       123        30,397
Selling, general and administrative            9,127         -         9,127
 expenses..............................
Depreciation and amortization..........        1,948       142(c)      2,090
Restructuring and other non-recurring
 charges...............................        1,519         -         1,519
                                               -----       ---         -----
Operating income (loss)................          599       (38)          561
Other income (expense):
 Interest income.......................           99         -            99
 Interest expense......................       (1,479)     (213)(d)    (1,692)
 Other expense.........................          220         -           220
                                               -----       ---         -----
 Total other income (expense)..........       (1,160)     (213)       (1,373)
                                               -----       ---         -----
Income before income taxes.............         (561)     (251)         (812)
Provision (benefit) for income taxes...          776      (100)(e)       676
                                                 ---       ---         -----
Net loss...............................     $ (1,337)    $(151)      $(1,488)
                                               =====       ===         =====
Net loss per share:
 Basic and diluted.....................     $  (0.16)
                                               =====

Weighted average number of shares of
 common stock outstanding:
 Basic and diluted.....................        8,434
                                               =====

                  See accompanying notes to unaudited pro forma
                     consolidated statement of operations.

                      WESTOWER CORPORATION AND SUBSIDIARIES

        Notes To Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

(a) Consists of additional revenues to be recognized by Westower in connection with site lease agreements with Koch.

(b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, estimated routine maintenance, property taxes and insurance associated with the towers.

(c) Reflects the depreciation of the acquired towers from Koch calculated on a straight-line basis over 20 years.

(d) Reflects adjustment to interest expense related to additional borrowings under Westower's credit facility to acquire the Koch towers, based on the credit facility's approximate interest rate of 7.5%.

(e) Reflects income tax benefit for the Koch tower operating results at Westower's estimated tax rate of 40%.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

            Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

                    (in thousands, except per share amounts)



                                  Pre-Merger                              Post-Merger
                                 SpectraSite    Westower       Merger     SpectraSite
                                   Pro Forma     Pro Forma    Adjustments   Pro Forma
Revenues:
 Site leasing...................  $   27,985    $     927    $      -     $    28,912
 Site construction..............          -        42,767        (948)(a)      41,819
 Site acquisition...............       4,323            -           -           4,323
                                      ------       ------         ---          ------
 Total revenues.................      32,308       43,694        (948)         75,054
Cost of operations:
 Site leasing...................      11,946          355           -          12,301
 Site construction..............          -        30,042        (568)(a)      29,474
 Site acquisition...............         893            -           -             893
                                      ------       ------         ---          ------
 Total cost of operations.......      12,839       30,397        (568)         42,668
Selling, general and
 administrative expenses........       9,660        9,127           -          18,787
Depreciation and amortization...      20,896        2,090       6,650 (b)      29,138
                                                                 (498)(c)
Restructuring and other
 non-recurring charges..........         600        1,519          -            2,119
                                       -----        -----      ------          ------
Operating income (loss).........     (11,687)         561      (6,532)        (17,658)
Other income (expense):
 Interest income................       4,727           99          -            4,826
 Interest expense...............     (40,380)      (1,692)      1,185 (d)     (40,887)
 Other expense..................          -           220          -              220
                                      ------        -----       -----          ------
 Total other income (expense)...     (35,653)      (1,373)      1,185         (35,841)
                                      ------        -----       -----          ------
Income before income taxes......     (47,340)        (812)     (5,347)        (53,499)
Provision (benefit) for income
 taxes..........................          -           676          -              676
                                      ------        -----       -----          ------
Net loss.........................   $(47,340)     $(1,488)    $(5,347)       $(54,175)
                                      ======        =====       =====          ======

Net loss per share:
 Basic and diluted..............                                             $  (2.91)(e)
                                                                                =====

Weighted average number of shares
 of common stock outstanding:
 Basic and diluted..............                                               18,607
                                                                               ======



                       See accompanying notes to pro forma
                     consolidated statement of operations.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1999

                                 (in thousands)

(a) Reflects the elimination of intercompany site construction revenues and costs of site construction for towers built by Westower for SpectraSite during the six months ended June 30, 1999.

(b) Reflects amortization of goodwill as if the merger of Westower and SpectraSite had occurred on January 1, 1998. Goodwill is amortized over 15 years.

(c) Reflects adjustments to eliminate amortization of historical goodwill of Westower of $818 and to convert Westower tower depreciation from 20 years to 15 years, increasing expense by $320.

(d) Reflects adjustments to eliminate interest expense as if Westower's credit facility and its $15,000 convertible note from BET Associates were paid in full on January 1, 1998.

(e) SpectraSite's earnings per share for the six months ended June 30, 1999 reflects the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires companies to compute earnings per share under two different methods, basic and diluted. The weighted average common shares outstanding at June 30, 1999 reflects the issuance of 15,497 shares of SpectraSite common stock in exchange for all of the outstanding shares of Westower common stock.

     Had SpectraSite been in a net income position, diluted earnings per share would have included potential common shares related to its convertible preferred stock and outstanding options. These potential common shares were not included in the diluted earnings per share calculation for the six months ended June 30, 1999 because the effect would have been antidilutive.

                      PRE-MERGER SPECTRASITE HOLDINGS, INC.

            Unaudited Pro Forma Consolidated Statements of Operations
                      For the Year Ended December 31, 1998

                    (in thousands, except per share amounts)



                                                                             Pre-Merger
                                                                             SpectraSite
                                         Historical    Nextel     Airadigm   Pro Forma
Revenues:
 Site leasing........................    $    656   $  49,388(a)  $ 1,007    $  51,051
 Site acquisition....................       8,142          -            -        8,142
                                            -----      ------       -----       ------
 Total revenues......................       8,798      49,388       1,007       59,193
Cost of operations:
 Site leasing........................         299      22,830(b)      326       23,455
 Site acquisition....................       2,492           -           -        2,492
                                            -----      ------        ----       ------
 Total cost of operations............       2,791      22,830         326       25,947
Selling, general and administrative
 expenses............................       9,690           -(c)        -        9,690
Depreciation and amortization........       1,268      39,000(d)      750       41,018
                                            -----      ------         ---       ------
Operating income (loss)..............      (4,951)    (12,442)        (69)     (17,462)
Other income (expense):
 Interest income.....................       3,569           -           -        3,569
 Interest expense....................      (8,170)    (67,865)(e)       -      (76,035)
 Other expense.......................         473           -           -          473
                                            -----      ------         ---       ------
  Total other income (expense) ......      (4,128)    (67,865)          -      (71,993)
                                            -----      ------         ---       ------
Net loss.............................     $(9,079)  $ (80,307)    $   (69)   $ (89,455)
                                            =====     =======        ====       ======
Net loss.............................     $(9,079)
Accretion of redemption value of
 preferred stock.....................      (2,156)
                                            -----
Net loss applicable to common
 shareholders........................    $(11,235)
                                           ======
Net loss per share:
  Basic and diluted .................   $  (12.09)
                                            =====

Weighted average number of shares
 of common stock outstanding:
 Basic and diluted ..................         929
                                              ===


                  See accompanying notes to unaudited pro forma
                      consolidated statement of operations.

                      PRE-MERGER SPECTRASITE HOLDINGS, INC.

        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998

                                 (in thousands)

(a) Consists of $8,622 of historical co-location revenues received by Nextel prior to the acquisition, which are based on fixed payment lease terms. This information was provided to us by Nextel. Also consists of $40,766 of additional revenues to be recognized by SpectraSite under the terms of the Nextel master site lease agreement.

(b)  Reflects  certain  direct  operating   expenses,   primarily  ground  lease
     payments, historical routine maintenance and property taxes associated with the towers, paid by Nextel prior to the acquisition.

(c) SpectraSite expects that it will incur incremental operating expenses as a result of the Nextel tower acquisition. Such incremental expenses are currently estimated to amount to approximately $3,500 per year. These incremental operating expenses are based upon management's estimates rather than on any contractual obligation; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statements.

(d)  Reflects  the   depreciation  of  the  acquired  towers   calculated  on  a
     straight-line basis over 15 years.

(e) Reflects adjustment to interest expense as if SpectraSite had issued its 12% senior discount notes due 2008 and its 11 1/4% senior discount notes due 2009, as well as completed the Nextel tower acquisition and related financing transactions, on January 1, 1998. The table below outlines the adjustment:

                Pro forma interest expense:
                Commitment fees on credit facility...........   $  4,000
                $150,000 of term loan at 8.50%...............     12,750
                $125,000 (gross proceeds) of 2008 notes at
                  12.00%.....................................     15,450
                $340,004 (gross proceeds) of 2009 notes at
                  11.25%.......................................   39,326
                Amortization of debt issuance costs..........      4,272
                Less: historical interest expense of 2008
                  notes........................................   (7,933)
                                                                   -----
                          Total adjustment...................   $ 67,865
                                                                  ======

                      WESTOWER CORPORATION AND SUBSIDIARIES

            Unaudited Pro Forma Consolidated Statements of Operations
                  For the Twelve Months Ended December 31, 1998

                    (in thousands, except per share amounts)

                                           Historical                          Historical
                               --------------------------------           -------------------
                                                                Total
                                Westower   Westower   Westower  Westower   Cord      Summit                               Total
                                1/1/98-    3/1/98 -   10/1/98-  1/1/98-    1/1/98-   1/1/98-    Koch         Other        Westower
                                2/28/98    9/30/98    12/31/98  12/31/98   8/31/98   11/11/98   Adjustments  Adjustments  Pro Forma
                                -------    --------   --------  --------   -------   --------   -----------  -----------  ---------
Revenues
  Site leasing.................. $   49    $    170   $     74  $    293  $     -    $    -    $  1,364(a)    $     -      $  1,657
  Site construction.............  7,784      31,774     24,914    64,472    6,714     8,818           -             -        80,004
                                  -----      ------     ------    ------    -----     -----       -----
  Total revenues................  7,833      31,944     24,988    64,765    6,714     8,818       1,364             -        81,661
Cost of operations:
 Site leasing..................     11          25         13        49       -         -          738(b)          -           787
  Site construction.............  5,971      23,833     18,131    47,935    6,219     6,707           -             -        60,861
                                  -----      ------     ------    ------    -----     -----         ---           ---        ------
 Total cost of operations......   5,982      23,858     18,144    47,984    6,219     6,707         738             -        61,648
Selling, general and
administrative                      991       4,958      4,258    10,207    2,636     1,040           -            73(f)     13,956
  expenses......................
Depreciation and amortization...    149         578        589     1,316      132       279         850(c)        673(g)      3,250
Merger related expenses.........      -         327         77       404       -         -            -             -           404
                                    ---       -----      -----     -----    -----       ---         ---           ----        -----
Operating income (loss).........    711       2,223      1,920     4,854   (2,273)      792        (224)         (746)        2,403
Other income (expense):
  Interest income...............     14         130         53       197        4        -            -             -           201
  Interest expense..............    (42)       (771)      (572)   (1,385)     (45)      (93)     (1,275)(d)         -        (2,798)
  Other income..................    128          (2)         -       126       17        30           -             -           173
                                    ---         ---        ---     -----     ----       ---       -----           -----       -----
  Total other income                100        (643)      (519)   (1,062)     (24)      (63)     (1,275)            -        (2,424)
                                    ---         ---        ---     -----     ----       ---       -----           -----       -----
 (expense) ......................
Income (loss) before income
  taxes.........................    811       1,580      1,401     3,792   (2,297)      729      (1,499)          (746)         (21)
Provision for (benefit from)
income taxes....................    556         351        610     1,517     (919)       -          (600)(e)       262(e)       260
                                    ---       -----        ---     -----    -----      ----        -----         -----         ----
Net income (loss)............... $  255    $  1,229    $   791  $  2,275  $(1,378)   $  729     $   (899)      $(1,008)     $  (281)
                                    ===       =====        ===     =====   ======      ====        =====         =====         ====
Net income per share
  Basic.................................                        $   0.34
                                                                    ====
  Diluted...............................                        $   0.29
                                                                    ====

Weighted average number of
 shares of common stock
 outstanding:
  Basic.................................                           6,786
                                                                   =====
  Diluted...............................                           7,770
                                                                   =====


                  See accompanying notes to unaudited pro forma
                     consolidated statement of operations.

                      WESTOWER CORPORATION AND SUBSIDIARIES

        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                  For the Twelve Months ended December 31, 1998


(a) Consists of additional revenues to be recognized by Westower in connection with site lease agreements with Koch.

(b)  Reflects  certain  direct  operating   expenses,   primarily  ground  lease
     payments, estimated routine maintenance, property taxes and insurance associated with the towers.

(c)  Reflects  the   depreciation  of  the  acquired  towers   calculated  on  a
     straight-line basis over 20 years.

(d) Reflects adjustment to interest expense related to additional borrowings under Westower's credit facility to acquire the Koch towers, based on the credit facility's approximate interest rate of 7.5%.

(e) Reflects a tax benefit for the Koch tower operating results and an increase of the tax provision based on the pro forma operating results related to the Cord and Summit acquisitions at Westower's estimated tax rate of 40%.

(f) Reflects adjustments in selling, general, and administrative expense related to compensation of former owners of Cord and Summit.

(g) Reflects the amortization of goodwill as if the acquisitions of Cord and Summit had each occurred on January 1, 1998. Goodwill is amortized over a period of 20 years.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998

                    (in thousands, except per share amounts)

                                        Pre-Merger                              Post-Merger
                                        Pro Forma     Westower       Merger     SpectraSite
                                        SpectraSite   ProForma    Adjustments   Pro Forma
                                        -----------   --------    -----------   -----------
Revenues:
 Site leasing........................  $   51,051     $   1,657   $       -    $    52,708
 Site construction...................           -        80,004      (2,004)(a)     78,000
 Site acquisition....................       8,142             -           -          8,142
                                           ------        ------       ------       -------
 Total revenues......................      59,193        81,661      (2,004)       138,850
Cost of operations:
 Site leasing........................      23,455           787           -         24,242
 Site construction...................          -         60,861      (1,403)(a)     59,458
 Site acquisition....................       2,492            -            -          2,492
                                           ------        ------       -----         ------
 Total cost of operations............      25,947        61,648      (1,403)        86,192
Selling, general and administrative
 expenses............................       9,690        13,956           -         23,646
Depreciation and amortization.........     41,018         3,250      13,299(b)      56,902
                                                                       (665)(c)
Merger related expenses...............          -           404           -            404
                                           ------         -----      ------         ------
Operating income (loss)...............    (17,462)        2,403     (13,235)       (28,294)
Other income (expense):...............
 Interest income.....................       3,569           201           -          3,770
 Interest expense....................     (76,035)       (2,798)      1,034(d)     (77,799)
 Other expense.......................         473           173           -            646
                                           ------         -----       -----         ------
 Total other income (expense) .......     (71,993)       (2,424)      1,034        (73,383)
                                           ------         -----      ------        -------
Income (loss) before income taxes.....    (89,455)          (21)    (12,201)      (101,677)
Provision for income taxes............          -           260        (153)(e)        107
                                           ------         -----      ------        -------
Net loss..............................   $(89,455)     $   (281)  $ (12,048)    $ (101,784)
                                           ======         =====      ======        =======


Net loss per share:
 Basic and diluted ..................                                               $(5.52)(f)
                                                                                      ====

Weighted average number of shares
 of common stock outstanding:
 Basic and diluted ..................                                                18,426
                                                                                     ======



     See accompanying notes to unaudited pro forma statement of operations.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998

                             (dollars in thousands)

(a) Reflects the elimination of intercompany site construction revenues and costs of site construction for towers built by Westower for SpectraSite for the year ended December 31, 1998.

(b) Reflects amortization of goodwill as if the merger of Westower and SpectraSite had occurred on January 1, 1998. Goodwill is amortized over 15 years.

(c) Reflects adjustments to eliminate amortization of historical and pro forma goodwill of Westower of $979 and to convert Westower tower depreciation from 20 years to 15 years, increasing expense by $314.

(d) Reflects adjustments to eliminate interest expense as if Westower's credit facility and the $15,000 convertible note were paid in full on January 1, 1998.

(e) Reflects a reduction of the tax provision based on the consolidated results of post-merger SpectraSite.

(f) SpectraSite's earnings per share for the year ended December 31, 1998 reflects the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires companies to compute earnings per share under two different methods, basic and diluted. The weighted average common shares outstanding at December 31, 1998 reflects the issuance of 18,426 shares of SpectraSite common stock in exchange for all of the outstanding shares of Westower common stock.

     Had SpectraSite been in a net income position, diluted earnings per share would have included potential common shares related to its convertible preferred stock and outstanding options. These potential common shares were not included in the diluted earnings per share calculation for the year ended December 31, 1998 because the effect would have been antidilutive.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SPECTRASITE HOLDINGS, INC.


     Dated: September 16, 1999                By: /s/David P. Tomick
                                                  ---------------------
                                                  David P. Tomick
                                                  Chief Financial Officer